                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                       AMENDMENT TO APPLICATION OF REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 21, 2000


                               NORDSON CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                      OHIO
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                    0-7977                              34-0590250
           -----------------------          -----------------------------------
          (Commission file number)          (I.R.S. Employer Identification No.)



                       28601 Clemens Road, Westlake, Ohio
                      -------------------------------------
                    (Address of principal executive offices)

                                      44145
                                   ---------
                                   (Zip Code)

                                 (440) 892-1580
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 AMENDMENT NO. 1

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K Report filed on November 13, 2000 as set forth in the pages attached hereto:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

a.)      Financial Statements

         Audited combined financial statements each for the years ended December 31, 1999, 1998 and 1997 required to be filed pursuant to Item 7 of Form 8-K filed on November 13, 2000 reflecting the acquisition of EFD, Inc.

b.)      Pro Forma Financial Information

         Pro forma financial information, required to be filed pursuant to Item 7 of Form 8-K filed on November 13, 2000 reflecting the acquisition of EFD, Inc.:

                  The Pro Forma Unaudited Condensed Combined Statement of Income for 2000 combines the results of operations of EFD, Inc. ("EFD") for the nine months ended September 30, 2000 (prepared from unaudited quarterly financial statements) with those of Nordson Corporation ("Nordson") for the nine months ended July 30, 2000 (prepared from unaudited quarterly financial statements).

                  The Pro Forma Unaudited Condensed Combined Statement of Income for 1999 combines the results of operations of EFD for the year-ended December 31, 1999 with those of Nordson for the year-ended October 31, 1999.

                  The Pro Forma Unaudited Condensed Combined Balance Sheet combines the financial position of EFD, Inc. as of September 30, 2000 with that of Nordson as of July 30, 2000 assuming the acquisition occurred on that date.

              The pro forma unaudited financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained had the acquisition been consummated on the date indicated. In addition, the pro forma financial information does not purport to be indicative of results of operations or financial positions which may be obtained in the future. The purchase price allocation is preliminary; therefore, final amounts could differ from those reflected in the pro forma combined financial statements. Upon final determination, the purchase price will be allocated to the assets and liabilities acquired based on fair value as of the date of the acquisition.

              The pro forma unaudited financial information should be read in conjunction with Nordson Corporation Consolidated Financial Statements and Notes thereto contained in Form 10-Q for the quarter ended July 30, 2000 and the Annual Report on Form 10-K for the year-ended October 31, 1999.

c.)      Exhibit 23

              Consent of Independent Accountants

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 12, 2001                       Nordson Corporation

                                              /s/ Peter S. Hellman
                                              ---------------------
                                              Peter S. Hellman
                                              Executive Vice President
                                              Chief Financial and
                                              Administrative Officer

                                              /s/ Nicholas D. Pellecchia
                                              --------------------------
                                              Nicholas D. Pellecchia
                                              Vice President, Finance
                                              and Controller

Item 7(a)










                       EFD, INC. AND AFFILIATED COMPANIES

                          COMBINED FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1999

                                                    Independent Auditors' Report

January 27, 2000



To the Board of Directors
EFD, Inc.
East Providence, Rhode Island

We have audited the accompanying combined balance sheet of EFD, Inc. and affiliated companies as of December 31, 1999, 1998 and 1997, and the related combined statements of income and comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 1999. These combined financial statements are the responsibility of the management of EFD, Inc. and affiliated companies. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of EFD, Inc. and affiliated companies as of December 31, 1999, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

\s\ Robert, Finnegan & Lynah, PC
--------------------------------
Robert, Finnegan & Lynah, PC
Certified Public Accountants


                                                 EFD, INC. AND AFFILIATED COMPANIES

                                                       COMBINED BALANCE SHEET

                                                  DECEMBER 31, 1999, 1998 AND 1997

ASSETS

                                                                     1999                 1998                 1997
                                                                 ------------         ------------         ------------
Current Assets:
   Cash                                                          $    791,753         $    958,914         $    841,196
   Short-term investments                                           5,788,879            9,444,953            2,796,158
                                                                 ------------         ------------         ------------
              Cash and Cash Equivalents                             6,580,632           10,403,867            3,637,354

   Securities with fixed maturities                                 7,699,499            3,757,241            7,947,823
   Marketable equity securities                                         3,540                6,852            1,487,989
   Accounts receivable                                              8,642,054            6,941,114            7,312,512
   Interest receivable                                                116,982               68,849              114,458
   Inventories                                                      3,762,548            3,622,424            3,836,808
   Prepaid expenses                                                   379,241              377,281              443,416
                                                                 ------------         ------------         ------------

              Total Current Assets                                 27,184,496           25,177,628           24,780,360
                                                                 ------------         ------------         ------------

Cash Value of Life Insurance                                           94,499              122,216              247,152
Property, Plant and Equipment - Net                                 7,753,726            8,994,448            9,858,378
Other Assets - Net                                                     34,156               31,281               41,473
                                                                 ------------         ------------         ------------

              Total Assets                                       $ 35,066,877         $ 34,325,573         $ 34,927,363
                                                                 ============         ============         ============

Current Liabilities:
   Notes payable                                                 $    300,000         $    300,000         $    300,000
   Accounts payable                                                   670,223              511,255              723,691
   Accrued expenses                                                 1,504,274            1,534,164            1,100,903
   Dividends payable                                                2,286,661            2,151,521            1,735,748
                                                                 ------------         ------------         ------------

              Total Current Liabilities                             4,761,158            4,496,940            3,860,342

Deferred Incentive Compensation                                     4,414,000            3,892,000            4,553,000
                                                                 ------------         ------------         ------------

              Total Liabilities                                     9,175,158            8,388,940            8,413,342

Stockholders' Equity:
   Common stock                                                     1,809,220            1,809,220            1,809,220
   Retained earnings                                               24,204,671           24,252,358           24,502,354
   Accumulated other comprehensive income (loss)                     (122,172)            (124,945)             202,447
                                                                 ------------         ------------         ------------

              Total Stockholders' Equity                           25,891,719           25,936,633           26,514,021
                                                                 ------------         ------------         ------------

              Total Liabilities and Stockholders' Equity

                                                                 $ 35,066,877         $ 34,325,573         $ 34,927,363
                                                                 ============         ============         ============

See accompanying notes and independent auditors' report.


                                                 EFD, INC. AND AFFILIATED COMPANIES

                                        COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

                                            YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                                 1999                 1998                 1997
                                                                             ------------         ------------         ------------

Net Sales                                                                    $ 54,180,881         $ 49,961,777         $ 50,748,451

Cost of Goods Sold                                                             10,127,713           10,170,362           10,287,656
                                                                             ------------         ------------         ------------

Gross Profit on Sales                                                          44,053,168           39,791,415           40,460,795

Marketing Expense                                                              10,020,694            9,362,819            7,567,627
General and Administrative
Expense                                                                        11,903,658           11,214,224           10,726,998
                                                                             ------------         ------------         ------------

                                                                               21,924,352           20,577,043           18,294,625
                                                                             ------------         ------------         ------------

               Income from Operations                                          22,128,816           19,214,372           22,166,170
               ----------------------                                          ----------           ----------           ----------

Other Income:
   Interest and service charges                                                   720,921              730,486              802,374
   Royalties                                                                       44,174               88,495               87,971
   Rent                                                                            30,528               30,528               36,009
   Gain on disposition of marketable equity
   securities                                                                      10,050              576,094                 --
   Miscellaneous                                                                    9,182                9,535               10,455
   Gain on foreign exchange                                                          --                 61,417               56,710
   Deferred incentive compensation                                                   --                661,000                 --
   Gain on sale of fixed assets                                                      --                 10,197                4,305
                                                                             ------------         ------------         ------------
                                                                                  814,855            2,167,752              997,824
                                                                             ------------         ------------         ------------

                                                                               22,943,671           21,382,124           23,163,994
Other Charges:
   Deferred incentive compensation                                                522,000                 --              1,485,323
   Loss on foreign exchange                                                       171,281                 --                 98,590
   Interest                                                                        21,278               22,306               23,103
   Loss on disposition of marketable equity
   securities                                                                        --                 77,479               11,509
   Loss on sale of fixed assets                                                      --                   --                  1,691
   Write-off of insurance claim                                                      --                   --                 29,192
                                                                             ------------         ------------         ------------

                                                                                  714,559               99,785            1,649,408
                                                                             ------------         ------------         ------------

Income before Income Taxes                                                     22,229,112           21,282,339           21,514,586

Income Taxes                                                                       75,559              332,969               32,610
                                                                             ------------         ------------         ------------

Net Income                                                                   $ 22,153,553         $ 20,949,370         $ 21,481,976

Other Comprehensive Income (Loss):
   Translation gain (loss)                                                          6,085              (34,876)            (202,292)
   Unrealized appreciation (depreciation) on
   marketable

     equity securities                                                             (3,312)                 906              177,509
   Reclassification adjustments for gains included in
     net income                                                                      --               (293,422)                --
                                                                             ------------         ------------         ------------

Other Comprehensive Income (Loss)                                                   2,773             (327,392)             (24,783)
                                                                             ------------         ------------         ------------

Comprehensive Income                                                         $ 22,156,326         $ 20,621,978         $ 21,457,193
                                                                             ============         ============         ============


See accompanying notes and independent auditors' report.


                                                 EFD, INC. AND AFFILIATED COMPANIES

                                               COMBINED STATEMENT OF CHANGES IN EQUITY

                                            YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                                                    Accumulated Other
                                                                                                      Comprehensive
                                                             Capital Stock          Retained              Income
                                              Total                                 Earnings              (Loss)
                                        ------------------  -----------------  -----------------   -------------------

Balance, January 1, 1997                      $22,595,615         $1,809,220        $20,559,165              $227,230

Add (deduct):
  Net income                                   21,481,976                            21,481,976
  Translation gain (loss)                        (202,292)                                                   (202,292)
  Unrealized appreciation
    on marketable equity securities
                                                  177,509                                                     177,509
  Dividends and distributions

                                              (17,538,787)                          (17,538,787)
                                        ------------------  -----------------  -----------------   -------------------

Balance, December 31, 1997                     26,514,021          1,809,220         24,502,354               202,447

Add (deduct):
  Net income                                   20,949,370                            20,949,370
  Translation gain (loss)                         (34,876)                                                    (34,876)
  Unrealized appreciation
    on marketable equity securities
                                                      906                                                         906
  Reclassification adjustment for
  gains included in
    net income                                   (293,422)                                                   (293,422)
  Dividends and distributions

                                              (21,199,366)                          (21,199,366)
                                        ------------------  -----------------  -----------------   -------------------

Balance, December 31, 1998                     25,936,633          1,809,220         24,252,358              (124,945)

Add (deduct):
  Net income                                   22,153,553                            22,153,553
  Translation gain (loss)                           6,085                                                       6,085
  Unrealized appreciation
    on marketable equity securities
                                                   (3,312)                                                     (3,312)
  Dividends and distributions

                                              (22,201,240)                          (22,201,240)
                                        ------------------  -----------------  -----------------   -------------------

Balance, December 31, 1999                    $25,891,719         $1,809,220        $24,204,671             ($122,172)
                                        ==================  =================  =================   ===================

See accompanying notes and independent auditors' report.


                                                 EFD, INC. AND AFFILIATED COMPANIES

                                                  COMBINED STATEMENT OF CASH FLOWS

                                            YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                                             1999               1998               1997
                                                                         ------------       ------------       ------------
Cash Flows from Operating Activities:
   Net income                                                            $ 22,153,553       $ 20,949,370       $ 21,481,976
                                                                         ------------       ------------       ------------
   Adjustments to reconcile net income to net
   cash provided by operating activities:
       Depreciation and amortization                                        1,647,293          2,155,874          1,157,642
       (Gain) loss on disposition of
        marketable equity securities                                          (10,050)          (498,615)            11,509
       Contribution of marketable equity securities                              --              550,063               --
       (Gain) loss on sale of fixed assets                                       --              (10,197)            (2,614)
       Increase (decrease) in deferred compensation                           522,000           (661,000)         1,437,000
       Increase in cash value of life insurance                                27,717            (10,879)           (13,859)
       Changes in assets and liabilities:
         Accounts receivable                                               (1,749,073)           417,007           (177,831)
         Inventories                                                         (140,124)           214,384           (243,529)
         Prepaid expenses                                                      (1,960)            66,135           (157,165)
         Other assets                                                          (3,664)             9,532            (37,609)
         Payables and accrued expenses                                        129,078            220,825            (67,559)
         Translation gain (loss)                                                6,085            (34,876)          (202,292)
                                                                         ------------       ------------       ------------

              Total Adjustments                                               427,302          2,418,253          1,703,693
                                                                         ------------       ------------       ------------

              Net Cash from Operating Activities                           22,580,855         23,367,623         23,185,669
                                                                         ------------       ------------       ------------

Cash Flows from Investing Activities:
   Purchases of securities with fixed
   maturities                                                             (21,462,007)       (16,207,518)       (25,016,511)
   Proceeds from redemptions and maturities of securities with
   fixed maturities                                                        17,519,749         20,398,100         23,890,584
   Purchases of marketable equity securities                                     --             (163,730)        (1,010,388)
   Proceeds from disposition of marketable
     equity securities                                                         10,050          1,300,904             17,182
   Proceeds from surrender of life insurance
     Contracts                                                                   --              135,815               --
   Property, plant and equipment additions                                   (405,782)        (1,303,649)        (3,842,734)
   Proceeds from sales of fixed assets                                           --               22,560             60,459
                                                                         ------------       ------------       ------------

              Net Cash from Investing Activities                           (4,337,990)         4,182,482         (5,901,408)
                                                                         ------------       ------------       ------------

Cash Flows from Financing Activities:
   Dividends and distributions                                            (22,066,100)       (20,783,592)       (17,688,569)
                                                                         ------------       ------------       ------------

Net Increase (Decrease) in Cash and
   Cash Equivalents                                                        (3,823,235)         6,766,513           (404,308)

Cash and Cash Equivalents, Beginning of Year                               10,403,867          3,637,354          4,041,662
                                                                         ------------       ------------       ------------

Cash and Cash Equivalents, End of Year                                   $  6,580,632       $ 10,403,867       $  3,637,354
                                                                         ============       ============       ============

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the year for:
     Interest                                                            $     21,000       $     21,000       $     21,000
     Taxes                                                                     75,809            332,969             32,610

See accompanying notes and independent auditors' report.

                       EFD, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997

 1.   Summary of Significant Accounting Policies:

         Principles of Combination:

         The combined financial statements (the Companies) include the accounts of EFD, Inc. (EFD or the Company) and its 79% owned subsidiary, Dosage 2000, S.A.R.L. (Dosage), and an affiliated company, EFD International, Inc. (International). The Companies are affiliated through common ownership and management. All significant intercompany transactions have been eliminated.

         Nature of Business:

         EFD, incorporated under the laws of the State of Rhode Island as Electron Fusion Devices, Inc., is primarily engaged in the manufacture and distribution of automatic liquid dispensers, solder creams and related products on a worldwide basis.

         Dosage, incorporated under the laws of France, is primarily engaged in the distribution of automatic liquid dispensers and related products, predominantly in France.

         International, incorporated under the laws of the State of Rhode Island, is primarily engaged in the distribution of automatic liquid dispensers and related products, predominantly in the United Kingdom.

         Merger:

         On May 30, 1997, EFD issued 300 shares of its Class A voting and 4,200 shares of its Class B nonvoting common stock in exchange for all the outstanding common stock of ESP, Inc. (ESP), an affiliated company. The merger has been accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated to include the accounts and operations of ESP for all periods prior to the merger.

         Separate results of operations for the period prior to the merger are presented as follows:


                                                         Period Ended 5/30/97
                                                              (Unaudited)
                                                         ---------------------
             Net sales:
                EFD, Inc.                                        $16,318,011
                ESP, Inc.                                          3,089,825
                                                          -------------------
                                                                 $19,407,836

                                                          ===================
             Net income:
                EFD, Inc.                                        $ 8,087,274
                ESP, Inc.                                          1,389,479
                                                          -------------------
                                                                 $ 9,476,753

                                                          ===================
             Other changes in stockholders' equity:
                EFD, Inc.                                       ($ 6,780,228)
                ESP, Inc.                                         (1,116,647)
                                                          -------------------
                                                                ($ 7,896,875)

                                                          ===================

                       EFD, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997

 1.   Summary of Significant Accounting Policies (Continued):

         Merger (Continued):

         Other changes in stockholders' equity consist of dividends paid, unrealized appreciation on marketable equity securities and accumulated translation losses.

         Use of Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Translation of Foreign Currency:

         Assets and liabilities of Dosage, International and EFD Canada, a division of EFD, are translated into United States dollars at year-end exchange rates, and results of operations are translated at the average exchange rate prevailing throughout the year. Unrealized translation gains or losses are recorded as a separate component of stockholders' equity and realized translation gains and losses are reflected in net income.

         Cash Equivalents:

         Cash equivalents consist of investments with an original maturity of three months or less when purchased.

         Securities:

         Management determines the appropriate classification of investments at the time of purchase and reevaluates such designations as of each balance sheet date. All investments in securities with fixed maturities are classified as held-to-maturity. Securities with fixed maturities are deemed to be held-to-maturity securities when the Companies have the ability and positive intent to hold them to maturity. Held-to-maturity securities are carried at cost with amortization recorded as interest receivable. Marketable equity securities are classified as available-for-sale. Available-for-sale securities are stated at fair value, with unrealized gains and losses included in other comprehensive income and reported as a separate component of stockholders' equity. Realized gains and losses of investments, if any, as determined on a specific identification basis, are included in net income.

                       EFD, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997

 1.   Summary of Significant Accounting Policies (Continued):

         Accounts Receivable:

         The Companies are on the direct charge-off method of accounting for bad debts, which approximates the reserve method.

         Inventories:

         Inventories are valued at the lower of cost or replacement market determined by the average cost method.

         Property, Plant and Equipment:

         Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed under the straight-line and declining-balance methods over the estimated useful lives of the assets, ranging from three to thirty-nine years.

         Depreciation is reported under general and administrative expense, and is also included as part of aircraft expense, field sales offices expense and occupancy costs.

         Costs of computer software and all ordinary maintenance and repairs are charged to expense in the year incurred.

         Advertising:

         The Companies expense all advertising costs as they are incurred. Advertising expenses amounted to $2,088,355, $1,830,753 and $1,525,442 for the years ended December 31, 1999, 1998 and 1997, respectively.

         Income Taxes:

         EFD and International are qualified as S Corporations and, accordingly, are not liable for United States Federal or Rhode Island tax on their income, but rather all income is reported by and all tax paid by the stockholders. EFD is still responsible for various state excise and franchise taxes. International, absent utilization of a net operating carryforward, would be subject to United Kingdom taxes on its income. Dosage is subject to French taxes on its income.

         Restatement:
         The financial statements for the years ended December 31, 1998 and 1997 have been restated to reflect a correction in the translation of Dosage and International financial statements from their foreign currency to U.S. Dollars. The effect of the restatement was to decrease the net income and the translation loss by $42,663 for 1998 and to increase the net income and the translation loss by $120,368 for 1997.

                       EFD, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997

 2.   Concentrations of Credit Risk:

      Financial instruments that potentially subject the Companies to concentrations of credit risk consist principally of temporary cash investments and accounts receivable.

      The Companies place their temporary cash investments with financial institutions and at various times during the year, the amount on deposit at any one institution, as determined by the records of the financial institution, may exceed the Federal insured limit of $100,000.

      The Companies routinely assess the financial strength of their customers and, as a consequence, believes that their accounts receivable credit risk exposure is limited.

 3.   Foreign Financial Data:

      A summary of foreign financial data is as follows:

                                                       1999                1998                  1997
                                                 -----------------    ----------------   ---------------------

       Dosage:
          Total assets                                 $1,994,786          $2,008,413            $1,292,090
          Net assets                                      629,624             555,653               106,184
          Net sales                                     3,812,091           3,749,738             2,836,910
          Net income                                      112,607             445,983                36,686
          Realized gains (losses) on
           foreign currency translations
         included in net income                          (111,231)            (44,412)              (98,590)

      Dosage financial data was translated into United States dollars at the following exchange rates:

                                           Euro Dollar             French Franc
                                            Per Dollar              Per Dollar
                                        -------------------  -------------------------
                                             1999               1998         1997
                                           ----------        -----------  ------------
          Assets and liabilities               .993              5.5980        6.0135
          Results of operations                .939              5.8910        5.8310


                                                   1999                    1998                    1997
                                          ---------------------   ----------------------  ---------------------
       International:
         Total assets                          $1,466,149               $1,323,979             $1,442,072
         Net assets (deficit)                    (466,520)                (663,322)              (627,419)
         Net sales                              3,348,443                2,807,420              3,843,726
         Net income (loss)                        208,423                  (14,957)               637,086
         Realized gains (losses)
           on foreign currency
           transactions included in
           net income (loss)                      (60,050)                  17,005                 56,710

                       EFD, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997

 3.   Foreign Financial Data (Continued):

      International financial data was translated into United States dollars at the following exchange rates:

                                                            British Pound
                                                              Per Dollar
                                                  -----------------------------------
                                                     1999         1998        1997
                                                  -----------  -----------  ---------

       Assets and liabilities                          .6191        .6026      .6058
       Results of operations                           .6185        .6024      .6104

 4.   Securities with Fixed Maturities:

      The cost and estimated fair values as of December 31, 1999, 1998 and 1997 of investments in securities with fixed maturities are as follows:

                                                                    Unrealized      Unrealized       Estimated
                                                       Cost           Gains            Losses        Fair Value
                                                     ----------     ----------       ----------      ----------
      December 31, 1999:
      U. S. Government agency securities             $4,241,844     $     --         $     --        $4,241,844
      Obligations of states and
        municipalities                                3,457,655           --               --         3,457,655
                                                     ----------     ----------       ----------      ----------

                                                     $7,699,499     $     --         $     --        $7,699,499
                                                     ==========     ==========       ==========      ==========

      December 31, 1998:
      U. S. Government agency securities             $2,108,448     $     --         $     --        $2,108,448
      Obligations of states and
        municipalities                                1,648,793           --               --         1,648,793
                                                     ----------     ----------       ----------      ----------

                                                     $3,757,241     $     --         $     --        $3,757,241
                                                     ==========     ==========       ==========      ==========

      December 31, 1997:
      U. S. Government agency securities             $6,877,223     $     --         $     --        $6,877,223
      Obligations of states and
        municipalities                                1,070,600           --               --         1,070,600
                                                     ----------     ----------       ----------      ----------

                                                     $7,947,823     $     --         $     --        $7,947,823
                                                     ==========     ==========       ==========      ==========

      As of December 31, 1999, all obligations with fixed maturities will mature within two years.

                       EFD, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997



 5.   Marketable Equity Securities:

      The details of investments in marketable equity securities as of December 31, 1999, 1998 and 1997 are as follows:

                                                            Unrealized          Unrealized           Estimated
                                        Cost                  Gains                Losses            Fair Value
                                     ----------            -----------          ------------         ----------

         December 31, 1999:
            Common stock             $    2,489            $    1,051            $      --           $    3,540
                                     ==========            ==========            ===========         ==========
         December 31, 1998:
            Common stock             $    2,489            $    4,363            $      --           $    6,852
                                     ==========            ==========            ===========         ==========
         December 31, 1997:
            Common stock             $1,191,111            $  296,878            $      --           $1,487,989
                                     ==========            ==========            ===========         ==========

      A gain of $10,050, $498,615 (net) and a loss of $11,509 on sales of marketable equity securities was recognized in the Statement of Income for the years ended December 31, 1999 and 1998, and 1997, respectively.

 6.   Property, Plant and Equipment:

      Property, plant and equipment is as follows:

                                                         1999                 1998                 1997
                                                      -----------          -----------          -----------

       Land                                           $   562,153          $   562,153          $   542,318
       Buildings and improvements                       7,535,872            7,449,324            6,937,203
       Machinery and equipment                          5,152,399            5,008,999            4,692,118
       Furniture and equipment                          1,820,365            1,787,369            1,622,043
       Computer and peripheral equipment                  517,970              439,962              387,479
       Aircraft                                         3,356,423            3,356,423            3,155,628
       Motor vehicles                                     326,793              326,793              383,503
                                                      -----------          -----------          -----------
                                                       19,271,975           18,931,023           17,720,292
       Less - Accumulated depreciation                 11,518,249            9,936,575            7,861,914
                                                      -----------          -----------          -----------

                                                      $ 7,753,726          $ 8,994,448          $ 9,858,378
                                                      ===========          ===========          ===========

 7.   Note Payable:

      A note payable in the amount of $300,000 is due on demand with interest payable monthly at 7% to the major shareholder of the Companies.

                       EFD, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997

 8.   Lines of Credit:

      EFD has an unsecured $1,000,000 bank line of credit with interest at prime.

      EFD also has an unsecured $150,000 foreign credit guidance line which allows the Company up to $1,000,000 in foreign exchange transactions. Interest on this line is at market rate. This line is for use by either EFD or Dosage.

      There were no borrowings under either line during any of the three years in the period ended December 31, 1999.

 9.   Common Stock:

      Common stock is as follows:

                                                              Shares
                                              -----------------------------------
                                                                     Issued and
                                               Authorized            Outstanding
                                              ------------           ------------
       Class A, voting, no par value               9,300                9,300
       Class B, nonvoting, no par value           19,200               19,200
                                              ----------           ----------
                                                  28,500               28,500           $1,809,120
       Dosage:
         No par value                                300                  300                 --

       International:
         $1 par value                              8,000                  100                  100
                                                                                        ----------

                                                                                        $1,809,220
                                                                                        ==========

10.   Sales:

      During 1999, the Company repurchased inventory from a customer in the amount of $129,858. For internal accounting purposes, the Company recorded this transaction as an extraordinary expense. In accordance with generally accepted accounting principles, the $129,858 has been reclassified and shown in these financial statements as a reduction in 1999 sales.

11.   Retirement Plan:

      EFD participates with an affiliated company in a trusteed noncontributory profit sharing plan covering substantially all employees. Annual profit sharing plan contributions are determined solely at the discretion of the Board of Directors. Contributions were $1,024,314, $910,603 and $855,266 for the years December 31, 1999, 1998 and 1997, respectively.

12.   Research and Development:

      Research and development costs of EFD, including salaries and materials, aggregated $1,051,869, $963,760 and $1,004,557 for the years ended December 31, 1999, 1998 and 1997, respectively.

                       EFD, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997

13.   Deferred Incentive Compensation:

      EFD has entered into phantom stock option agreements with certain key employees. The agreements provide that, at the option of the employee during or at the termination of their employment, the phantom shares will be purchased from the employee at a predetermined value based on the profitability of the Companies. Should EFD be sold to outside interests, the phantom shares will be valued based on the sale price of the Companies. There were 2,536 shares outstanding at December 31, 1999. Payments under these agreements aggregated $48,323 for the year ended December 31, 1997. There were no payments made during the years ended December 31, 1999 and 1998.

14.      Consulting Agreement:

      The Company has entered into a five-year consulting agreement, effective January 1, 1999, calling for payment of $180,000 a year in quarterly installments through December 31, 2003. Payments under this agreement for the year ended December 31, 1999 were $180,000.

15.   Lease Agreements:

      Dosage is lessee of office space in Bougival, France, under a noncancellable lease expiring on November 15, 2001, at an annual rent of approximately $84,900. The Company has one remaining automatic three-year extension option under the lease.

      Total rent expense under the lease was $67,169, $70,626 and $67,683 for the years ended December 31, 1999, 1998 and 1997, respectively.

      During 1997, International was a lessee of office space in Bedford and Dunstable, England from unrelated parties. During 1998, International bought out the Bedford lease at a cost of $49,800 and the Dunstable lease was assigned to EFD in conjunction with EFD's purchase of the Dunstable property.

16.   Related Party Transactions:

      The Companies and an affiliated company share premises, staff and other expenses. Transactions with related parties are as follows:

                                                      1999               1998               1997
                                                  -----------         ----------         ----------

         Accounts receivable                       $ 32,764            $ 32,024            $ 31,870
         Interest expense                            21,000              21,000              21,000
         Sales                                      288,361             246,218             254,998
         Occupancy costs allocated
            to affiliates                            57,750              57,750              57,750
         Rental income                               30,528              30,528              30,528
         Note payable to stockholder                300,000             300,000             300,000

                               NORDSON CORPORATION

                    ITEM 7(b) PRO FORMA FINANCIAL INFORMATION

               INDEX TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                                                                       Page No.
                                                                                       --------

7(b) 1.       Pro Forma Unaudited Condensed Combined Statement of Income
              for the nine-months ended July 30, 2000 and September 30. 2000              19


7(b) 2.       Pro Forma Unaudited Condensed Combined Statement of Income
              for the year-ended October 31, 1999 and December 31, 1999                   20


7(b) 3.       Pro Forma Unaudited Condensed Combined Balance Sheet as of
              July 30, 2000 and September 30, 2000                                        21


7(b) 4.       Notes to Pro Forma Unaudited Condensed Combined Financial
              Statements                                                                  22


7(b) 1.

                                              NORDSON CORPORATION
                          PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF INCOME
                                        NINE MONTHS ENDED JULY 30, 2000
                                   (in thousands, except per share amounts)


                                                      Historical      Historical          Pro                     Pro
                                                     Nordson (5)       EFD (5)           Forma                   Forma
                                                       7/30/00         9/30/00        Adjustments              Unaudited
                                                      ---------       ---------       -----------              ---------

Net sales                                             $ 523,639       $  46,869       $    --                $ 570,508
Cost of sales                                           233,673           8,801            --                  242,474
Selling and administrative expenses                     203,549          17,291          (2,817) (10)          217,910
                                                                                           (113) (11)
Depreciation and amortization                            23,125           1,017           7,863   (1)           31,675
                                                                                           (330) (11)
Non-recurring charges                                     7,722            --              --                    7,722
                                                      ---------       ---------       ---------              ---------

Operating profit                                         55,570          19,760          (4,603)                70,727

Net interest income (expense)                            (7,783)            629         (15,225)  (2)          (23,008)
                                                                                             17   (9)
                                                                                           (646) (14)

Other income (expense)                                    2,033            (170)           (374) (13)            2,135
                                                      ---------       ---------       ---------              ---------

Income before income taxes                               49,820          20,219         (20,185)                49,854

Income tax expense (benefit)                             17,188            --             9,249   (6)           18,199
                                                                                         (8,238)  (7)
                                                      ---------       ---------       ---------              ---------

Net income (loss)                                     $  32,632       $  20,219       $ (20,199)             $  31,655
                                                      =========       =========       =========              =========

Basic earnings per share                              $    1.01                                              $     .98

Diluted earnings per share                            $    1.00                                              $     .97


See accompanying Notes to Pro Forma Unaudited Condensed Combined Financial Statements.

7(b) 2.

                                              NORDSON CORPORATION
                          PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF INCOME
                                          YEAR ENDED OCTOBER 31, 1999
                                   (in thousands, except per share amounts)


                                                        Historical         Historical             Pro                     Pro
                                                         Nordson             EFD                 Forma                   Forma
                                                         10/31/99           12/31/99           Adjustments              Unaudited
                                                        ---------          ---------           -----------             -----------

Net sales                                                $700,465            $54,181           $     --                $754,646
Cost of sales                                             318,230             10,128                 --                 328,358
Selling and administrative expenses                       272,950             20,277             (3,100) (10)           289,973
                                                                                                   (154) (11)
Depreciation and amortization                              29,300              1,647             10,485   (1)            40,708
                                                                                                   (724) (11)

Non-recurring charges                                       3,000                 --                 --                   3,000
                                                        ---------          ---------           ---------               ---------

Operating profit                                           76,985             22,129             (6,507)                 92,607

Net interest income (expense)                              (8,643)               699            (20,300)  (2)           (28,943)
                                                                                                     21   (9)
                                                                                                   (699) (14)

Other income (expense)                                      3,096               (600)               (25) (13)             3,192
                                                        ---------          ---------           ---------               ---------

Income before income taxes                                 71,438             22,228            (26,810)                 66,856

Income tax expense (benefit)                               23,932                 76             10,405   (6)            23,436
                                                                                                (10,977)  (7)
                                                        ---------          ---------           --------                ---------

Net income (loss)                                        $ 47,506            $22,153           $(26,238)               $ 43,420
                                                        =========          =========           ========                ========

Basic earnings per share                                    $1.44                                                         $1.31

Diluted earnings per share                                  $1.42                                                         $1.30


See accompanying Notes to Pro Forma Unaudited Condensed Combined Financial Statements.

7(b) 3.

                                                         NORDSON CORPORATION
                                        PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
                                                         AS OF JULY 30, 2000
                                                           (in thousands)

                                                        Historical       Historical        Pro Forma
                                                        Nordson (5)        EFD (5)          Adjust-            Pro Forma
                                                         7/30/00           9/30/00           ments             Unaudited
                                                        ---------         ---------        ---------           ---------
Assets
Current assets:
   Cash and cash equivalents                            $  20,903         $  18,031        $ (18,031)(12)       $  20,903
   Marketable securities                                       30              --               --                     30
   Receivables                                            170,391             9,741             --                180,132
   Inventories                                            134,983             4,204             --                139,187
   Other current assets                                    36,028               496             --                 36,524
                                                        ---------         ---------        ---------            ---------

     Total current assets                                 362,335            32,472          (18,031)             376,776

Property, plant and equipment-net                         128,988             7,141             (754)(11)         135,375
Intangible assets-net                                      96,471              --            262,117  (1)         358,588
Other assets                                               20,719                52              (44)(13)          20,727
                                                        ---------         ---------        ---------            ---------

Total assets                                            $ 608,513         $  39,665        $ 243,288            $ 891,466
                                                        =========         =========        =========            =========

Liabilities and Shareholders' Equity
Current liabilities:
   Notes payable                                        $ 139,174         $    --          $ 267,500  (2)       $ 406,674
   Accounts payable                                        31,960               731             --                 32,691
   Income taxes payable                                      (463)             --               --                   (463)
   Accrued liabilities                                     63,742             4,590           12,419  (3)          80,751
   Current portion of long-term debt                        7,550              --               --                  7,550
   Current obligations of capital leases                    3,717              --               --                  3,717
   Other current liabilities                               19,710              --               --                 19,710
                                                        ---------         ---------        ---------            ---------

     Total current liabilities                            265,390             5,321          277,632              550,630

Long-term debt                                             63,971              --               --                 63,971
Other liabilities                                          51,407             4,414           (4,414) (8)          51,407

Total shareholders' equity                                227,745            29,930          (29,930) (4)         225,458
                                                        ---------         ---------        ---------            ---------

Total liabilities and shareholders' equity              $ 608,513         $  39,665        $ 243,288            $ 891,466
                                                        =========         =========        =========            =========






See accompanying Notes to Pro Forma Unaudited Condensed Combined Financial Statements.

7(b) 4.

                               NORDSON CORPORATION

                 NOTES TO PRO FORMA UNAUDITED CONDENSED COMBINED

                              FINANCIAL STATEMENTS

(1) Reflects goodwill generated by the acquisition of EFD which will be amortized over 25 years on a straight-line basis.

(2) Reflects debt incurred to acquire EFD and also the increase in interest expense attributable to the portion of the acquisition consideration financed by increased borrowings under Nordson's revolving credit agreement with its banks using an initial borrowing rate of 7.25 percent.

(3) Reflects Nordson's obligation to pay the balance of the purchase price in accordance with the stock purchase agreement.

(4)           Reflects elimination of equity of EFD.

(5) Prepared from unaudited quarterly financial statements for the nine months ended July 30, 2000 and September 30, 2000.

(6) Recognizes pro forma income taxes calculated at an estimated effective tax rate, inclusive of the Federal statutory rate.

(7) Reflects income tax benefits related to amortization of goodwill and interest expense incurred as a result of increased borrowings related to the acquisition, net of foreign tax credit limitations.

(8) Reflects an elimination of an obligation of EFD not assumed by Nordson.

(9) Reflects elimination of interest expense on a note payable of EFD not assumed by Nordson.

(10) Reflects elimination of non-recurring compensation and benefits paid to certain employees of EFD.

(11) Reflects elimination of non-recurring operating costs, depreciation expense and net capitalized cost of assets not acquired.

(12) Reflects elimination of EFD's balance of cash and cash equivalents.

(13) Recognizes non-recurring other income and expense and cash surrender value of life insurance policy.

(14) Reflects reduction in interest income related to assets not acquired.

Item 7(c)

Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Nordson Corporation, of our report dated January 27, 2000, with respect to the financial statements of EFD, Inc. and affiliated companies as of December 31, 1999, 1998, and 1997 and for each of the three years in the period ended December 31, 1999 included in this Form 8-K/A of Nordson Corporation filed with the Securities and Exchange Commission:

   - Nordson Corporation 1982 Amended and Restated Stock Appreciation
       Rights Plan (now entitled 1988 Amended and Restated Stock Appreciation Rights Plan) (No. 2-66776)
   - Nordson Corporation 1979 Employees Stock Option Plan (No. 2-66776)
   - Nordson Corporation 1982 Incentive Stock Option Plan (Nos. 2-82915
     and 33-18279)
   - Nordson Employees' Savings Trust Plan (No. 33-18309)
   - Nordson Corporation 1989 Stock Option Plan (No. 33-32201)
   - Nordson Hourly-Rated Employees' Savings Trust Plan (No. 33-33481)
   - Nordson Corporation 1993 Long-Term Performance Plan (No. 33-67780)
   - Nordson Corporation - Slautterback Corporation 401(k) Profit Sharing Plan (No. 33-73522)




\s\ Robert, Finnegan & Lynah, PC
--------------------------------
Robert, Finnegan & Lynah, PC





Boston, Massachusetts
January 11, 2001